As filed with the Securities and Exchange Commission on July 29, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MERCK & CO., INC.

(Exact Name of Issuer As Specified in Its Charter)
ONE MERCK DRIVE
P.O. BOX 100
WHITEHOUSE STATION, NEW JERSEY 08889-0100
(Address of Principal Executive Offices)

NEW JERSEY	22-1109110
(State of Incorporation)	(I.R.S. Employer Identification No.)

HUBBARD LLC EMPLOYEE SAVINGS PLAN
(Full Title of the Plan)

CELIA A. COLBERT
Vice President, Secretary & Assistant General Counsel
MERCK & CO., INC.
P.O. Box 100
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000
(Name, Address and Telephone Number of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed maximum	Proposed maximum	Amount of
to be Registered	Amount to be Registered	offering price per share	aggregate offering price	registration fee
Common Stock (Par
Value $0.01 per share)	600,000 shares(1)	$44.82(2)	$26,892,000(2)	$3,408

Plan interests related to the Hubbard LLC Employee Savings Plan	An indeterminate amount of plan interests(3)	N/A	N/A	N/A

(1)	Based on an estimate of the number of shares that will be purchased pursuant to the Hubbard LLC Employee Savings Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2)	The price stated above is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low market prices of Merck & Co., Inc. Common Stock on July 27, 2004, as reported on the New York Stock Exchange.

(3)	Pursuant to Rule 416(c) of the Securities Act, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Hubbard LLC Employee Savings Plan attached as an exhibit hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K, filed on March 10, 2004, for the fiscal year ended December 31, 2003;

(b)	Quarterly Report on Form 10-Q, filed on May 7, 2004, for the quarter ended March 31, 2004;

(c)	Proxy Statement filed on March 9, 2004, for the Annual Meeting of Stockholders held on April 27, 2004; and

(d)	The description of the Common Stock of the registrant set forth in the registrant’s Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), and any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 12 of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the Common Stock and interests in the plan will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

Item 6. Indemnification of Directors and Officers

     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

     (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

     (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

     The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number		Description	Method of Filing
4.1	—	Restated Certificate of Incorporation of the registrant (September 1, 2000)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended September 30, 2000

4.2	—	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (effective June 10, 2004)	Filed with this Registration Statement

4.3	—	By-Laws of the registrant (as amended effective February 25, 1997)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended March 31, 1997

5	—	Opinion and Consent of Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of registrant	Filed with this Registration Statement

23	—	Consent of PricewaterhouseCoopers LLP	Included at Page 11 of this Registration Statement

24.1	—	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	—	Power of Attorney	Filed with this Registration Statement

99	—	Hubbard LLC Employee	Filed with this Registration Statement
Savings Plan

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

1.(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 29th day of July 2004.

MERCK & CO., INC.

By:	* Raymond V. Gilmartin
Chairman of the Board, President
& Chief Executive Officer

By:	/s/ Celia A. Colbert Celia A. Colbert
Vice President, Secretary &
Assistant General Counsel
(Attorney-in-Fact)

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* Raymond V. Gilmartin	Chairman of the Board, President & Chief Executive Officer; Principal Executive Officer; Director	July 29, 2004

* Judy C. Lewent	Executive Vice President, Chief Financial Officer and President, Human Health Asia; Principal Financial Officer	July 29, 2004

* Richard C. Henriques, Jr.	Vice President, Controller; Principal Accounting Officer	July 29, 2004

* Lawrence A. Bossidy	Director	July 29, 2004

* William G. Bowen	Director	July 29, 2004

* Johnnetta B. Cole	Director	July 29, 2004

* William B. Harrison, Jr.	Director	July 29, 2004

* William N. Kelley	Director	July 29, 2004

* Thomas E. Shenk	Director	July 29, 2004

Anne M. Tatlock	Director

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

Signature	Title	Date
* Samuel O. Thier	Director	July 29, 2004

Wendell P. Weeks	Director

* Peter C. Wendell	Director	July 29, 2004

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

By:	/s/ Celia A. Colbert
Celia A. Colbert
Vice President, Secretary & Assistant General Counsel (Attorney-in-Fact)

     Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Duluth, Georgia, on this 29th day of July, 2004.

Hubbard LLC Employee Savings Plan
By:	/s/ Jean Mauldin
Jean Mauldin
Chief Financial Officer

/s/ Brian O’Boyle
Brian O’Boyle
Executive Director, HR North America

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004 relating to the consolidated financial statements of Merck & Co., Inc. and its subsidiaries, which appears in the 2003 Annual Report to Stockholders, which is incorporated by reference in Merck & Co., Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 27, 2004

EXHIBIT INDEX

Exhibit
Number	Description		Method of Filing
4.1	—	Restated Certificate of Incorporation of the registrant (September 1, 2000)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended September 30, 2000

4.2	—	Certificate of Amendment of Restated Certificate of Incorporation of the registrant (effective June 10, 2004)	Filed with this Registration Statement

4.3	—	By-Laws of the registrant (as amended effective February 25, 1997)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended March 31, 1997

5	—	Opinion and Consent of Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of registrant	Filed with this Registration Statement

23	—	Consent of PricewaterhouseCoopers LLP	Included at Page 11 of this Registration Statement

24.1	—	Certified Resolution of Board of Directors	Filed with this Registration Statement

24.2	—	Power of Attorney	Filed with this Registration Statement

99	—	Hubbard LLC Employee Savings Plan	Filed with this Registration Statement